UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2018

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2018, CytoDyn Inc., a Delaware corporation (the “Company”), entered into agreements to issue in a private placement to accredited investors an aggregate of 19,823,260 shares of its common stock, par value $0.001 per share, together with warrants to purchase an aggregate of 19,823,260 shares of common stock at an exercise price of $0.75 per share. The securities were issued at a combined purchase price of $0.50 per fixed combination of one share of common stock and one warrant to purchase one share of common stock, for aggregate gross proceeds to the Company of approximately $9.9 million. The warrants have a five-year term and are immediately exercisable. Copies of the forms of warrant and subscription agreement are incorporated herein by reference to Exhibits 4.1 and 10.1, respectively, to the Form 8-K filed on November 8, 2017.

As a fee to the placement agent, the Company has agreed to pay a cash fee equal to 12% of the gross proceeds received from qualified investors in the offering, or approximately $1,018,000 for the private placement closings to which this Form 8-K relates, as well as a one-time aggregate non-accountable expense fee of $25,000 for all of the closings in this offering, which was paid on November 30, 2017. The Company also agreed to grant the placement agent or its designees warrants to purchase up to 10% of the number of shares of common stock sold to qualified investors in the offering, or 1,696,326 shares for the private placement closings to which this Form 8-K relates, at an exercise price of $0.55 per share and on terms similar to the investor warrants described above. The placement agent warrants provide for cashless exercise.

The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the foregoing transactions.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

On February 15, 2018, the Company issued a warrant (the “Consultant Warrant”) for 50,000 shares of Common Stock to a third-party consultant, as consideration for services provided. The Consultant Warrant is fully vested and exercisable at a price of $0.76 per share, and it will expire five years from the date of issuance. The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the Consultant Warrant. A copy of the form of the Consultant Warrant is incorporated herein by reference to Exhibit 4.4 to the Form 8-K filed on June 22, 2017.

After giving effect to the foregoing transactions, the number of shares of common stock outstanding as of February 16, 2018 was 208,904,000. As of February 16, 2018, the total number of outstanding Warrants was 119,705,641, with an average weighted exercise price of $0.78 per share.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2018, the board of directors of the Company passed a resolution to cancel certain outstanding stock option awards which had an exercise price of $0.80 per share and were due to expire on either May 31, 2018 or June 1, 2018 under the CytoDyn Inc. 2012 Equity Incentive Plan, as amended (the “2012 Incentive Plan”). For each cancelled option, a new option was issued that is immediately exercisable, with an identical exercise price of $0.80 per share and an extended expiration date of February 15, 2023. The other terms and conditions of such stock options remained unchanged. In total, an aggregate of 1,050,000 options were cancelled and reissued in these transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on November 8, 2017).

4.2	Form of Consultant Warrant (incorporated by reference to Exhibit 4.4 to the Form 8-K filed on June 22, 2017).

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on November 8, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

February 20, 2018	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer